POWER OF ATTORNEY The undersigned hereby makes, constitutes and appoints each of Mark Kociancic, Ricardo Anzaldua Angelo DelCore and Alexandra Panagakos or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned’s capacity as an officer, director or stockholder of Everest Group, Ltd. (the “Company”), to: 1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system; 2. Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney- in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”); 3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 5 below; 4. File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded; 5. Act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; 6. Cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and 7. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

NOTARIZATION State of New Jersey County of Somerset This Power of Attorney was acknowledged before me on August 7, 2025. Rebecca Williams Notary Signature [Notary Seal]